CERTIFICATE OF AMENDMENT OF AMENDMENT
 TO ARTICLES OF INCORPORATION
OF
FUJI INTERNATIONAL, INC.

I, Shawn F. Hackman, Esq., certifies that:

1. The original articles were filed with the Office of the Secretary of State on April 30, 1998

2.	As of this date, there is no issued or outstanding stock.

3. Pursuant to a Board of Directors meeting at which in excess of two-thirds voted in favor of the following amendment, the company hereby adopts the following amendments to the amendment of the Articles of Incorporation of this Corporation:

		First: Name of Corporation.

		The name of the corporation is Direction
Technologies,
Inc.
		(the Corporation)


						/s/       Shawn F.
Hackman_________________
Shawn F. Hackman,
Incorporator/Sole Director

Verification

State Of Nevada
		SS
County Of Clark

	On December 28, 1998, personally appeared before me, a Notary Public, Shawn F. Hackman, Esq. who acknowledged that he executed the above instrument.



By:
/s/__________________
_________
Notary Public in and
for said
County and State